SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[ ]     Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]     Definitive Information Statement

                                BRITESMILE, INC.
                                -----------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11.

         1)   Title of each class of securities to which transaction applies:

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         2)   Aggregate number of securities to which transaction applies:

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         3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------
         4)   Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------
         5)   Total fee paid:

              ------------------------------------------------------------------

[ ]     Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

              ------------------------------------------------------------------
        2)   Form Schedule or Registration Statement No.:

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        3)   Filing Party:

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        4)   Date Filed:

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



                                BRITESMILE, INC.
                              490 North Wiget Lane
                         Walnut Creek, California 94598
                                 (925) 941-6260



                              INFORMATION STATEMENT

                                 JANUARY 6, 2003



                                  INTRODUCTION

         This Information Statement is furnished by the Board of Directors of BriteSmile, Inc. (the "Company") to the stockholders of record of the Company's common stock at the close of business on December 24, 2002 (the "Record Date"), and is being sent to you in connection with the action taken by the holders of at least a majority of the voting power of the Company. Those stockholders approved, by written consent dated December 24, 2002, a reverse split of the Company's issued and outstanding common stock (the "Reverse Split"), in which all of the shares of the Company's common stock which are issued and outstanding on the effective date of the Reverse Split (the "Old Shares") will automatically be converted into a number of new shares of common stock (the "New Shares") at the rate of 1 New Share for every 15 Old Shares.

         This Information Statement is being mailed for information purposes only, on or before the close of business on January 6, 2003, to every security holder entitled to vote or give an authorization or consent in regard to any matter to be acted upon. It is anticipated that the Reverse Stock Split will become effective on or about twenty (20) days after January 6, 2003, the date this Information Statement is first sent to the stockholders.


        WE ARE NOT ASKING YOU FOR A PROXY. WE ARE NOT ASKING YOU FOR YOUR
         SIGNATURE TO ANY WRITTEN CONSENT RESOLUTIONS OF SHAREHOLDERS.
        YOU ARE REQUESTED NOT TO SEND US A PROXY OR ANY OTHER DOCUMENT IN
                            RESPONSE TO THIS MAILING











Walnut Creek, California
January 6, 2003

OUTSTANDING SECURITIES AND VOTING RIGHTS

         As of the Record Date, there were 36,426,961 shares of common stock of the Company issued and outstanding. All holders of shares of common stock as of the Record Date are entitled to receive this Information Statement. The common stock is the only security of the Company that was entitled to vote on the matter presented herein. The stockholders who consented in writing to this matter (the "Consenting Stockholders") held approximately 22,574,944 shares of common stock, or approximately 62% of the Company's issued and outstanding common stock. The Consenting Stockholders include all persons or entities affiliated with the 3 largest shareholders of the Company - LCO Investments Limited, the Pequot Capital Funds, and Andrew J. McKelvey.

         The Company is incorporated under the laws of the State of Utah. Under Utah law, each holder of common stock is entitled to one vote in person or by proxy for each share of common stock in his or her own name on the books of the Company on any matter submitted to the vote of stockholders at any meeting of the stockholders. However, Utah law also provides that any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. Approval of the Reverse Split required the written consent of the holders of a majority of the Company's outstanding common stock. The Consenting Stockholders authorized and approved the Reverse Split by signing consent resolutions dated as of December 24, 2002 in the form attached as Appendix A.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of December 18, 2002 regarding beneficial stock ownership of (i) all persons known to the Company to be beneficial owners of more than 5% of the outstanding common stock (the only class of stock of the Company); (ii) each director, the Chief Executive Officer, and the four highest paid executives of the Company, and (iii) all officers and directors of the Company as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.



                                                                      Number of
                                                                       Shares        Percent of
                                                                    Beneficially     Outstanding
                        Name and Address                              Owned (1)       Shares(2)

                                            Executive Officers and Directors


                        Paul Dawson                                      227,397           *
                        36 Fitzwilliam Place
                        Dublin 2, Ireland

                        John Dong                                         25,000  (3)      *
                        490 North Wiget Lane
                        Walnut Creek, California 94598

                        Dr. Gasper Lazzara, Jr.                          569,096  (4)     1.6%
                        5000 Sawgrass Village Circle, Suite 28
                        Ponte Verda Beach, Florida 32082

                        R. Eric Montgomery                               489,149  (5)     1.3%
                        29 Fairview Road
                        P. O. Box 487
                        Monterey, Massachusetts 01245

                        Bradford Peters                                2,903,973  (6)     7.4%
                        Blackfin Capital, LLC
                        622 Third Avenue, 38th Floor
                        New York, New York 10017

                        Anthony M. Pilaro                             22,600,378  (7)    52.1%
                        36 Fitzwilliam Place
                        Dublin 2, Ireland

                        Gerald A. Poch                                 4,835,768  (8)    13.1%
                        Pequot Capital Management, Inc.
                        500 Nyala Farm Road
                        Westport, Connecticut 06880

                        John L. Reed                                   2,706,367  (9)     7.1%
                        490 North Wiget Lane
                        Walnut Creek, California 94598

                        Peter Schechter                                   70,712  (10)     *
                        Chlopak, Leonard, Schechter & Assoc.
                        3021 O Street, N.W.
                        Washington, D.C. 20007

                        Harry Thompson                                   161,918  (11)     *
                        169 E. 78th Street
                        New York, New York 10021

                        Derek Correia                                      2,400           *
                        490 North Wiget Lane
                        Walnut Creek, California 94598

                        Stephen Miller                                   138,700  (12)     *
                        490 North Wiget Lane
                        Walnut Creek, California 94598

                        Bruce Fleming                                    200,000  (13)     *
                        490 North Wiget Lane
                        Walnut Creek, California 94598

                        All Officers and Directors as a Group         34,930,858  (14)   70.4%
                        (14 persons)

                                                  5% Beneficial Owners

                        LCO Investments Limited                       22,600,378 (7)     52.1%
                        7 New Street
                        St. Peter Port
                        Guernsey, Channel Islands

                        Pequot Capital Management, Inc.                4,835,768 (8)     13.1%
                        500 Nyala Farm Road
                        Westport, CT 06880

                        Andrew J. McKelvey                              2,086,639 (15)    5.7%
                        c/o Blackfin Capital, LLC
                        622 Third Avenue, 38th Floor
                        New York, New York 10017
*        Constitutes less than 1%.

(1) Include any options or warrants to purchase shares which are presently exercisable or exercisable within 60 days.

(2) All percentages are calculated based upon a total number of shares outstanding which includes 36,426,961 shares of the Company issued and outstanding as of December 18, 2002, plus that number of options or warrants presently exercisable or exercisable within 60 days by the named security holder.

(3)     Consists of options to purchase 25,000 shares at $0.45 per share.

(4) Consists of 392,395 shares held indirectly through OCAI Two Limited Partnership, warrants to purchase 121,359 shares at $5.00 per share, options to purchase 20,000 shares at $9.25 per share, and options to purchase 35,342 shares at $5.00 per share.

(5) Consists of 235,957 shares owned beneficially, options to purchase 33,192 shares at $4.44 per share, options to purchase 200,000 shares at $3.75 per share, and options to purchase 20,000 shares at $5.00 per share.

(6) Consists of warrants to purchase 362,055 shares at $5.00 per share, the right to convert a note payable by the Company into 2,500,000 shares, options to purchase 21,918 shares at $2.50 per share, and options to purchase 20,000 shares at $5.00 per share.

(7) Consists of 8,513,881 shares owned of record and beneficially by LCO Investments Limited ("LCO"), the right to convert a note payable by the Company into 6,250,000 shares, 1,498,900 shares held indirectly through Pde P Tech Limited, a subsidiary of LCO, 27,000 shares held by AMP Trust, of which Mr. Pilaro is a beneficiary, 3,200,000 shares held by LCP II Trust, of which Mr. Pilaro's wife is a beneficiary, 1,000,000 shares held by ACP II Trust, of which one of Mr. Pilaro's adult sons not living in Mr. Pilaro's household is a beneficiary, 1,000,000 shares held by CAP II Trust, of which one of Mr. Pilaro's adult sons not living in Mr. Pilaro's household is a beneficiary, 292,800 shares held by various trusts of which CAP is a co-trustee, 688,797 warrants to purchase shares at $5.00 per share held by LCO, 20,000 warrants to purchase shares held by PdeP, also exercisable at $5.00 per share, 45,000 shares owned of record by the CAP Charitable Foundation and 64,000 shares owned of record by CAP Advisers Limited. LCO is a wholly owned subsidiary of the ERSE Trust. CAP is a co-trustee of the ERSE Trust. Mr. Pilaro, a director of the Company, is Chairman of CAP. Mr. Pilaro disclaims beneficial ownership of the shares held by LCO, PdeP Tech Limited, AMP Trust, LCP II Trust, ACP II Trust, CAP II Trust, the CAP Charitable Foundation, and CAP Advisers Limitedand the trusts indicated above of which CAP is co-trustee.

(8) Consists of 2,211,660 shares held of record by Pequot Private Equity Fund II, L.P., 1,105,829 shares held of record by Pequot Partners Fund, L.P., 1,105,829 shares held of record by Pequot International Fund, Inc., warrants held of record by Pequot Private Equity Fund II, L.P. to purchase 178,554 shares at $5.00 per share, warrants held of record by Pequot Partners Fund, L.P. to purchase 89,277 shares at $5.00 per share, warrants held of record by Pequot International Fund, Inc. to purchase 89,277 shares at $5.00 per share, (Pequot Private Equity Fund II, L.P., Pequot Partners Fund, L.P., and Pequot International Fund, Inc. are referred to collectively as, the "Pequot Funds") options held by Mr. Poch to purchase 20,000 shares at $9.25 per share, and options to purchase 35,342 shares at $5.00 per share. Mr. Poch is a Managing Director of Pequot Capital Management, Inc., which holds voting and dispositive power for all shares held of record by the Pequot Funds and may be deemed to beneficially own the shares held by the Pequot Funds. Mr. Poch disclaims beneficial ownership of the shares held of record by the Pequot Funds, except to the extent of his pecuniary interest therein.

(9) Consists of 805,461 shares owned beneficially, the right to convert a note payable by the Company into 1,250,000 shares, warrants to purchase 100,906 shares at $5.00 per share, and options to purchase 550,000 shares at $2.50 per share.

(10) Consists of 30,712 shares owned beneficially in a Revocable Living Trust, options to purchase 20,000 shares at $11.25 per share, and options to purchase 20,000 shares at $5.00 per share.

(11) Consists of options to purchase from LCO 100,000 shares at $1.50 per share, options to purchase 20,000 shares at $9.375 per share, options to purchase 21,918 shares at $2.50 per share, and options to purchase 20,000 shares at $5.00 per share.

(12) Consists of 8,700 shares owned beneficially and options to purchase 130,000 shares at $2.75 per share.

(13)    Consists of options to purchase 200,000 shares at $3.90 per share

(14)    Includes exercisable options and warrants to purchase 13,162,937 shares.

(15) Consists of 1,704,584 shares held of record by Andrew J. McKelvey and warrants held by Mr. McKelvey to purchase 382,055 shares at $5.00 per share.

                                THE REVERSE SPLIT

General

      As of December 16, 2002, the Company's aggregate market capitalization was approximately $16,400,000. Because 36,426,961 shares of the Company's common stock are outstanding, the per share price of the Company's common stock on that date was only $0.45. In order to reduce the number of shares of common stock outstanding, the Board of Directors unanimously adopted a resolution seeking stockholder approval regarding the Reverse Split, to which the Consulting Stockholders agreed.

      As a result of this approval, the Company will file Amended and Restated Articles of Incorporation with the Division of Corporations of the State of Utah (as described below) which will effect the Reverse Split. The Reverse Split will not change the number of authorized shares of common stock or the par value of the Company's common stock. Except for any changes as a result of the rounding up of fractional shares, each stockholder will hold the same percentage of common stock outstanding after the Reverse Split as such stockholder did immediately prior to the split.

Purpose

      The Board of Directors desires to implement the Reverse Split because it believes that a higher stock price will enable the Company to satisfy the per share minimum bid price required for continued listing on either the Nasdaq National Market or the Nasdaq SmallCap Market. A higher stock price may also help generate investor interest in the Company, and help the Company attract and retain employees and other service providers.

      The Company's common stock is currently quoted on the Nasdaq National Market. Among other requirements, the listing maintenance standards established for both the Nasdaq National Market and the Nasdaq SmallCap Market (collectively, the "Nasdaq") require a company's common stock to have a minimum bid price of at least $1.00 per share. On September 12, 2002, the closing bid price per share for the Company's common stock on the Nasdaq closed below $1.00 for the first time. Under Nasdaq's listing standards, a failure to meet the minimum bid price requirement will be determined to exist only if the failure to meet the minimum bid price requirement continues for thirty consecutive business days. As of October 28, 2002, Nasdaq notified the Company that the Company's shares could lose their eligibility to trade on the Nasdaq. The Company and its Board of Directors see the Reverse Split as a way to satisfy the Nasdaq's requirements and retain the Company's ability to have its shares listed on the Nasdaq.

      The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower priced stocks. Accordingly, the Board of Directors concluded that reducing the number of outstanding shares of the Company's common stock might be desirable in order to attempt to support a higher stock price per share based on the Company's current market capitalization. In addition, the Board of Directors considered that the Company's common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.

 Certain Risks Associated With the Reverse Split

       There can be no assurance that the total market capitalization of the Company's common stock after the Reverse Split will be equal to or greater than the total market capitalization before the Reverse Split or that the per share market price of the Company's common stock following the Reverse Split will either exceed or remain higher than the current per share market price.

      There can be no assurance that the market price for the New Shares after the Reverse Split will rise or remain constant in proportion to the reduction in the number of Old Shares outstanding before the Reverse Split. For example, based on the market price of the Company's common stock on December 16, 2002 of $0.45 per share, there can be no assurance that the post-split market price of the Company's common stock would be $6.75 per share or greater.

      Accordingly, the total market capitalization of the Company's common stock after the Reverse Split may be lower than the total market capitalization before Reverse Split and, in the future, the market price of the Company's common stock following the Reverse Split may not exceed or remain higher than the market price prior to the Reverse Split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before a reverse stock split.

      There can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors and brokers.

      While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors and brokers.

      There can be no assurance that the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers.

      While the Board of Directors believes that a higher stock price may help the Company attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers.

      A decline in the market price for the Company's common stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company's common stock could be adversely affected following the Reverse Split.

      The market price of the Company's common stock will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of the Company's common stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of the Reverse Split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before a reverse stock split. Furthermore, the liquidity of the Company's common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

Principal Effects of the Reverse Stock Split

      Corporate Matters. The Reverse Split will have the following effects:

     o fifteen (15) Old Shares owned by a stockholder would be exchanged for one (1) New Share;

     o the number of shares of the Company's common stock issued and outstanding will be reduced proportionately;

     o proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Company's common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the Reverse Split;

     o proportionate adjustments will be made to the number of shares of Company common stock issuable upon the conversion of all outstanding convertible debt of the Company; and

     o the number of shares reserved for issuance under the Company's existing stock option plans will be reduced proportionately.

      The Reverse Split will be effected simultaneously for all of the Company's common stock and the ratio will be the same for all of the Company's common stock. The Reverse Split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of the Company's stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to one (1) New Share. This will avoid the necessity of making nominal cash payments to a number of holders of fractional shares. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

      Fractional Shares. No scrip or fractional certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by fifteen (15) will be entitled to receive one (1) New Share.

      If approved and effected, the Reverse Split will result in some stockholders owning "odd lots" of less than 100 shares of the Company's common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

      Authorized Shares. Upon the effectiveness of the Reverse Split, the number of authorized shares of common stock as provided in the Company's Articles of Incorporation will remain at 50,000,000. Accordingly, upon effectiveness the Reverse Split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company's common stock issued and outstanding. As of the Record Date, the Company had 36,426,961 shares of common stock issued and outstanding. Accordingly, after the Reverse Split there will be approximately 47,571,536 authorized but unissued shares that will remain available for issuance. The Company currently has no specific plans regarding the issuance of these shares. If the Company issues additional shares, the ownership interest of holders of the Company's common stock may be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of the Company's common stock.

      Accounting Matters. The Reverse Split will not affect the par value of the Company's common stock. As a result, as of the effective time of the Reverse Split, the stated capital on the Company's balance sheet attributable to the Company's common stock will be reduced proportionately based on Reverse Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company's common stock will be restated because there will be fewer shares of the Company's common stock outstanding.

      Potential Anti-TakeoverEffect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split is not in response to any effort of which we are aware to accumulate the Company's shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board of Directors and stockholders. Other than the amendments relating to the Reverse Split, the Company's Board of Directors does not currently contemplate recommending the adoption of any other changes to the Company's Amended and Restated Articles of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

      The Company will file Amended and Restated Articles of Incorporation ("Amended Articles") with the Division of Corporations of the State of Utah to make the Reverse Split effective. It is anticipated that the Amended Articles will be filed on January 27, 2003, that is the first business day which is at least 20 days after this Information Statement is first mailed to stockholders (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The text of the Amended Certificate to effect the Reverse Split, will be in substantially the form attached hereto as Appendix B; provided, however, that the text of the form of Amended Articles attached hereto is subject to modification to include such changes as may be required by the Division of Corporations of the State of Utah and as the Board of Directors deems necessary and advisable to effect the Reverse Split, including the insertion of the Effective Date.

      As soon as possible after the Effective Date, stockholders will be notified that the Reverse Split has been effected. The Company's transfer agent, Continental Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal the Company sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters' Rights

      Under the law of the State of Utah, the Company's stockholders are not entitled to dissenters' rights with respect to the Reverse Split, and the Company will not independently provide stockholders with any such right.

Vote Required

            Approval of the Reverse Split required the written consent of the holders of at least a majority of the outstanding shares of common stock entitled to vote on the proposal. Stockholders owning at least a majority of the outstanding shares of common stock approved the Reverse Split by written consent dated December 24, 2002.

                                  OTHER ACTION

         No further business will be transacted by written consent to corporate action in lieu of a meeting of stockholders regarding matters to which this Information Statement pertains.

                         COSTS OF INFORMATION STATEMENT

         This Information Statement has been prepared by the Company and its Board of Directors. The Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing and mailing the Information Statement. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/John S. Dong

                                    John S. Dong, Chief Financial Officer
                                                     and Secretary

Dated:  January 6, 2003

                                   APPENDIX A

               WRITTEN CONSENT OF STOCKHOLDERS OF BRITESMILE, INC.
                               IN LIEU OF MEETING

       The undersigned shareholders of BriteSmile, Inc. (the "Company") do hereby take the following actions and adopt the following resolutions in accordance with Sections 16-10a-704 and 1704(4) of the Utah Revised Business Corporation Act:

         WHEREAS, the directors of the Company have authorized and approved an amendment to the Articles of Incorporation of the Company (the "Amendment") to effect a reverse stock split (the "Reverse Stock Split") of the issued and outstanding shares of Common Stock of the Company, par value $.001 per share;

         WHEREAS, upon effectiveness of the Reverse Stock Split, each shareholder of the Company shall receive one new share of Common Stock, par value $.001 per share, for every twenty issued and outstanding shares of Common Stock currently held of record or beneficially by the shareholder; and

         WHEREAS, upon effectiveness of the Reverse Stock Split, no fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split and each holder of a fractional share will receive one newly issued share therefor.

         NOW, THEREFORE, BE IT RESOLVED, that the Company's Articles of Incorporation be amended and restated to authorize and provide for the Reverse Stock Split as more fully set forth herein.

         FURTHER RESOLVED, the form of the Amended and Restated Articles of Incorporation of the Company (the "Amendment") attached hereto as Exhibit A is hereby adopted and approved. Pursuant to the Amendment, Article III of the Company's Articles of Incorporation will be amended to effect the Reverse Stock Split.

       FURTHER RESOLVED, that the shareholders of the Company hereby ratify and approve the actions of the Board of Directors of the Company in connection with the Reverse Stock Split and the Amendment.

         FURTHER RESOLVED, that the executive officers of the Company, or any of them, be, and they hereby are, authorized and directed to take any such action as may be deemed necessary and advisable in other to carry out the purpose and intent of the foregoing resolutions.

         IN WITNESS WHEREOF, the undersigned stockholders have signed this Consent as of the 24th day of December, 2002.

         The undersigned understands and agrees that the foregoing consent resolutions shall not become effective until 20 days after the Company mails to all shareholders of the Company an Information Statement pursuant to the rules and regulations of the Securities and Exchange Commission.



                                                   [No signatures required. This
                                                   document previously executed
                                                   by shareholders holding in
                                                   excess of 50% of all voting
                                                   shares of Common Stock of
                                                   BriteSmile, Inc.]

                                   APPENDIX B

The text of the Company's Amended and Restated Articles of Incorporation after the changes made pursuant to this Information Statement is as follows:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                BRITESMILE, INC.


         Pursuant to Section 16-10a-1007 of the Utah Revised Business Corporation Act, as amended (the "Act"), BriteSmile, Inc., a Utah corporation (the "Corporation"), adopts the following Articles of Amendment and Restatement of its Articles of Incorporation, which amendment constitutes an amendment and restatement of the Articles of Incorporation of the Corporation.

         FIRST:   The name of the Corporation is BriteSmile, Inc.

         SECOND: The Corporation's Articles of Incorporation are hereby amended and restated to read in their entirety as follows:

                                ARTICLE I - NAME

         The name of this corporation is BriteSmile, Inc.

                        ARTICLE II - PURPOSES AND POWERS

         The Corporation is organized to engage in any and all lawful acts, activities, and/or pursuits for which corporations may presently or hereafter be organized under the Utah Revised Business Corporation Act.

         The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 16-10a-302 of the Utah Revised Business Corporation Act, as amended and supplemented. The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                           ARTICLE III - CAPITAL STOCK

         (1) The aggregate number of shares of Common Stock which this corporation shall have authority to issue is Fifty Million (50,000,000) shares, $0.001 par value per share. All voting rights of the Corporation shall be exercised by the holders of the Common Stock and the holders of the Common Stock of the Corporation shall be entitled to receive the net assets of the Corporation upon dissolution. All shares of the Common Stock shall be fully paid and nonassessable.

         (2) Effective 12:01 am on January 27, 2003 (the "Effective Time") each one (1) share of the Common Stock of the Company issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall automatically be converted, without any action on the part of the holder thereof, into one-fifteenth (1/15) of one (1) share of fully paid and nonassessable Common Stock of the Company ("New Common Stock"), subject to the treatment of fractional shares interests described below.

         (3) Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Company, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates, as provided below.

         (4) No fractional shares of Common Stock of the Company shall be issued. No stockholder of the Company shall transfer any fractional shares of Common Stock of the Company. The Company shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Company. In lieu of the issuance of any fractional shares that would result from paragraph (B) above, the Company shall issue to any shareholder that would otherwise receive fractional shares one whole share, the additional shares thereby issued being taken from authorized but theretofore unissued shares of Common Stock of the Company.

                      ARTICLE IV - LIMITATION OF LIABILITY

         Within the meaning of and in accordance with Section 16-10a-841 of the Utah Revised Business Corporation Act:

         (1) No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this Article IV.

         (2) The limitation of liability contemplated in this Article IV shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of Section 16-10a-842 of the Utah Revised Business Corporation Act, or (d) an intentional violation of criminal law.

         (3) Any repeal or modification of this Article IV by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         (4) Without limitation, this Article IV shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Utah Revised Business Corporation Act, as the same exists or may hereafter be amended, any provision of any act that may replace or supplement the Utah Revised Business Corporation Act, as well as any applicable interpretation of Utah law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

                    ARTICLE V - ACTION BY SHAREHOLDER CONSENT

         Within the meaning of and in accordance with Sections 16-10a-704 and 1704(4) of the Utah Revised Business Corporation Act, and subject to the qualifications and limitations thereof, and of any applicable rules of any exchange or market on which the Company's shares may be traded:

         Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

         THIRD: These Amended and Restated Articles of Incorporation were recommended to the shareholders by the Board of Directors pursuant to a resolution of the Board of Directors dated as of December 16, 2002 and adopted by the holders of a majority of the Company's issued and outstanding shares of Common Stock by a written consent dated December 24, 2002.

         FOURTH: The number of shares of Common Stock of the Corporation outstanding and entitled to vote thereon at the time of such adoption was 36,426,961, with 22,574,944 shares consenting.

DATED effective this 27th day of January, 2003.      BRITESMILE, INC.

                                By:   /s/John Dong
                                   --------------------------------------------
                                   John Dong, Chief Financial Officer
                                                  and Secretary




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